Exhibit 99.1

FOR IMMEDIATE RELEASE

MARPAI, INC. REPORTS THE Fourth QUARTER and YEAR END 2022 RESULTS

54% Increase in revenue in THE FOURTH Quarter 2022 versus THIRD QUARTER 2022

New York, March 29, 2023—Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), a technology company transforming the company health plan for employers that self-fund their healthcare, today reported financial results for the fourth quarter and year ended December 31, 2022.

The Company’s consolidated results of operations include the results of operations of Marpai and its wholly owned subsidiary, Marpai Health, Inc., for all periods presented, and the results of Marpai Administrators LLC.(“Marpai Administrators”), formerly Continental Benefits, LLC, since its acquisition on April 1, 2021, and of Maestro Health, LLC. (“Maestro Health”) since its acquisition on November 1, 2022.

Financial Highlights

•
Net revenues for the fourth quarter of 2022 were approximately $7.6 million, compared to net revenue of approximately $4.9 million for the third quarter of 2022, representing a sequential increase of approximately $2.7 million, or 54%. This increase is primarily due to the acquisition of Maestro Health.

•
Net revenues for the year ended December 31, 2022, were approximately $24.3 million compared to net revenues of approximately $14.2 million for the year ended December 31, 2021, representing an increase of approximately $10.1 million, or 71%. This increase is primarily due to the acquisition of Maestro Health and because the 2021 results did not include Marpai Administrator’s revenues for the first quarter of 2021.

•
The number of customers’ employees covered under the Company’s administered health plans was 42,107, 16,357 and 21,074 on December 31, 2022, September 30, 2022 and June 30, 2022, respectively. This increase is primarily due to the acquisition of Maestro Health.

•
Operating expenses (including cost of revenues) were approximately $16.6 million for the fourth quarter of 2022, as compared to approximately $10.8 million for the third quarter of2022, reflecting the acquisition of Maestro Health, which increased the overall level of activity of the Company.

•
Operating expenses (including cost of revenues) for the full year 2022 were $51.3 million, compared to approximately $30.1 million for 2021. This increase is primarily due to the acquisition of Maestro Health and because the 2021 results did not include Marpai Administrator’s operating expenses for the first quarter of 2021.

•
Operating loss was approximately $8.9 million for the fourth quarter of 2022 compared to approximately $5.8 million for third quarter of 2022.

•
Operating loss for the full year 2022 was $27 million compared to $15.9 million for the full year 2021.

•
Net loss was approximately $8.5 million for the fourth quarter of 2022, compared to net loss of approximately $5.8 million for the third quarter of 2022.

•
2022 full year net loss was approximately $26.5 million compared to approximately $16 million in 2021.

•
Adjusted negative EBITDA was approximately $7.0 million for the fourth quarter of 2022 compared to adjusted negative EBITDA of approximately $4.3 million in the third quarter of 2022.

•
Adjusted negative EBITDA for the full year 2022 was $20.0 million compared to adjusted negative EBITDA of $12.7 million for full year 2021.

A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Acquisition of Maestro Health

On November 1, 2021, the Company closed the acquisition of Maestro Health in a seller financed deal that more than doubled the size of the Company. While the transaction contributed to the increase of the Company’s consolidated operating loss in the fourth quarter of 2022, we are now in the process of integrating the two companies and expect the transaction to become accretive to our monthly Adjusted EBITDA by the middle of 2023.

"2022 was a transformative year for Marpai, with our acquisition of Maestro Health,” stated Edmundo Gonzalez, Chief Executive Officer of Marpai. “We are focused on a few financial objectives. First, we have reduced, and will continue to reduce, operating costs as we integrate two legacy companies with similar functions into one. This work is on-going. In addition, we must cross sell our products to each legacy company customer base, as this alone represents a significant revenue and profit opportunity,” said Gonzalez.

Financial Guidance

The Company expects 2023 annual revenues to be between $34 million and $35 million and expects first quarter 2023 revenues to be in a range of $9 million to $9.3 million. First quarter revenues are expected to include approximately $0.5 million one- time run out revenues.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Webcast and Conference Call Information

Marpai will host a conference call and webcast tomorrow, on Thursday, March 30, 2022 at 8:30 a.m. ET to answer questions about the Company's operational and financial highlights for its fourth quarter and year ended December 31, 2022.

Investors interested in listening to the conference call may do so by dialing (866)-652-5200 for domestic callers or +1-412-317-6060 for international callers, or by dialing 1-855-669-9657 for Canadian callers ,or via webcast: https://app.webinar.net/07JEr5B2x8G

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a technology company bringing AI-powered health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA (Third Party Administrator) sector serving self-funded employer health plans representing over $1 trillion in annual claims, Marpai maximizes the value of the health plan as measured in health outcomes. Marpai takes a member-centric approach to connect members to health solutions predicted to have a high probability of positive outcomes, and aims to bring value-based care to the self-insured market. With effective early intervention, disease management, claims processing and proactive member outreach, Marpai works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated 2023 and first quarter 2023 results. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses that it believes that the Maestro Health transaction will become accretive to its monthly Adjusted EBIDTA by the middle of 2023, its future financial goals in 2023,and its first quarter revenue guidance. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Investor Relations contact:
Simon Li

813-822-3950

Simonli@marpaihealth.com

###

Use of Non-GAAP Financial Measures and Their Limitations

In addition to our results and measures of performance determined in accordance with U.S. GAAP presented in this press release, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes.

We believe that Adjusted EBITDA, together with a reconciliation to net loss, helps identify underlying trends in our business and helps investors make comparisons between our company and other companies that may have different capital structures, tax rates, or different forms of employee compensation. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include:

•

other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures;

•

although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock-based compensation; and

•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur.

Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial measures.

MARPAI, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2022	December 31, 2021
ASSETS:
Current assets:
Cash and cash equivalents	$13,764	$19,183
Restricted cash	9,353	6,751
Accounts receivable, net of allowance for credit losses of $23 and $0	1,438	209
Unbilled receivable	350	15
Prepaid expenses and other current assets	1,602	743
Other receivables	31	91
Total current assets	26,538	26,992

Property and equipment, net	1,506	890
Capitalized software, net	4,589	6,305
Operating lease right-of-use assets	3,842	2,044
Goodwill	5,837	2,383
Intangible assets, net	6,323	5,508
Security deposits	1,293	52
Other long-term asset	22	28
Total assets	$49,950	$44,202

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,458	$1,126
Accrued expenses	5,275	2,525
Accrued fiduciary obligations	9,024	5,541
Deferred revenue	288	1,165
Current portion of operating lease liabilities	1,311	784
Due to related party	3	4
Total current liabilities	17,359	11,145

Other long-term liabilities	20,204	45
Operating lease liabilities, net of current portion	4,772	1,302
Deferred tax liabilities	1,480	2,001
Total liabilities	43,815	14,493
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 227,791,050 shares authorized; 21,279,032 issued and outstanding at December 31, 2022 and 20,299,727 issued and outstanding at December 31, 2021	2	2
Additional paid-in capital	54,126	51,232
Accumulated deficit	(47,994)	(21,526)
Total stockholders’ equity	6,134	29,708
Total liabilities and stockholders’ equity	$49,950	$44,202

MARPAI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Year ended December 31,
	2022	2021
Revenue	$24,342	$14,227
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	17,136	10,289
General and administrative	12,319	8,056
Sales and marketing	6,939	4,965
Information technology	6,373	2,492
Research and development	3,708	1,734
Depreciation and amortization	3,538	1,962
Facilities	1,013	590
Loss on disposal of assets	273	—
Total costs and expenses	51,299	30,088

Operating loss	(26,957)	(15,861)

Other income (expenses)
Other income, net	234	173
Interest expense	(268)	(427)
Foreign exchange loss	(0)	(19)
Loss before provision for income taxes	(26,990)	(16,135)

Income tax benefit	(521)	(150)
Net loss	$(26,468)	$(15,985)

Net loss per share, basic & fully diluted(1)	$(1.31)	$(1.59)

Weighted average number of common shares, basic and fully diluted(1)	20,239,837	10,076,494

(1)
Reflects 4.555821-for-1 forward stock split that became effective September 2, 2021. The computation of basic and diluted net loss per share was retroactively adjusted for all periods presented. See Note 16 to the consolidated financial statements.

MARPAI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months ended December 31,
	2022	2021
Revenue	$7,628	$5,896
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	4,813	4,226
General and administrative	4,379	2,914
Sales and marketing	2,108	1,932
Information technology	2,511	991
Research and development	1,024	616
Depreciation and amortization	1,034	739
Facilities	426	227
Loss on disposal of assets	213	—
Total costs and expenses	16,508	11,645

Operating loss	(8,880)	(5,749)

Other income (expenses)
Other income, net	107	63
Interest expense	(226)	(42)
Foreign exchange loss	5	(1)
Loss before provision for income taxes	(9,005)	(5,729)

Income tax benefit	(521)	—
Net loss	$(8,484)	$(5,729)

Net loss per share, basic & fully diluted(1)	$(0.41)	$(0.34)

Weighted average number of common shares, basic and fully diluted(1)	20,710,198	16,694,213

(2)
Reflects 4.555821-for-1 forward stock split that became effective September 2, 2021. The computation of basic and diluted net loss per share was retroactively adjusted for all periods presented. See Note 16 to the consolidated financial statements.

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(26,468)	$(15,985)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,538	1,962
Loss on disposal of assets	273	—
Share-based compensation	3,105	1,231
Shares issued to vendors in exchange for services	39	—
Amortization of right-of-use asset	599	100
Amortization of debt discount	—	27
Non-cash interest	259	366
Convertible note issued for professional services	—	75
Deferred taxes	(521)	(150)
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	(597)	(132)
Prepaid expense and other assets	893	(350)
Other receivables	61	9
Security deposit	—	3
Accounts payable	181	41
Accounts payable – related party	—	(16)
Accrued expenses	(2,052)	962
Accrued fiduciary obligations	(12,822)	1,470
Operating lease liabilities	(661)	(100)
Due to related party	(3)	(240)
Other liabilities	(1,068)	(40)
Other asset	7	(28)
Net cash used in operating activities	(35,239)	(10,795)
Cash flows from investing activities:
Cash and restricted cash acquired as part of acquisitions (see Note 4)	33,388	11,384
Capitalization of software development costs	(603)	(1,463)
Purchases of intangible asset	—	(3)
Purchase of property and equipment	(363)	(273)
Net cash provided by investing activities	32,423	9,644
Cash flows from financing activities:
Proceeds from initial public offering, net	—	25,379
Proceeds from warrant exercises	—	900
Repayment of convertible note	—	(783)
Proceeds from stock option exercises	0	0
Proceeds from convertible notes	—	550
Proceeds from short-term loan	—	3,000
Repayment of short-term loan	—	(3,000)
Payment for initial public offering costs	—	(832)
Proceeds from issuance of warrants	—	53
Net cash provided by financing activities	0	25,267
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,817)	24,115
Cash, cash equivalents and restricted cash at beginning of period	25,934	1,819
Cash, cash equivalents and restricted cash at end of period	$23,117	$25,934

Reconciliation of cash, cash equivalents, and restricted cash reported in the consolidated balance sheets
Cash and cash equivalents	$13,765	$19,183
Restricted cash	9,352	6,751
Total cash, cash equivalents and restricted cash shown in the consolidated statement of cash flows	$23,117	$25,934

Supplemental disclosure of non-cash activity
Conversion of convertible notes into common stock at the closing of the CB Acquisition, net	$—	$4,090
Conversion of convertible notes into common stock at the IPO	$—	$5,107
Office improvements included in accrued expenses	$—	$28
Common stock issued as part of the CB Acquisition	$—	$8,500
Long term liability incurred in connection with the acquisition of Maestro Health, LLC	$19,900	$—

MARPAI, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net loss	$ (8,534)	$ (5,729)	$ (26,468)	$ (15,985)
Interest expense and foreign exchange loss, net	115	(21)	33	274
Income tax benefit	(521)	-	(521)	(150)
Loss on disposal of asset	213	-	273	-
Depreciation and amortization expense	1,094	739	3,538	1,962
Stock based compensation expense	680	269	3,143	1,231
Adjusted EBITDA	$ (6,953)	$ (4,742)	$ (20,002)	$ (12,668)

(in thousands)